Upland Software Acquires PostUp, Raises Guidance

Accretive acquisition adds $11 million in annualized revenues, strong media and publishing customer base, and advanced audience development to Upland’s CXM solution suite

AUSTIN - April 22, 2019 /Business Wire/ - Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, has acquired PostUp, a leading provider of email and audience development solutions for publishing and media brands. PostUp is an important addition to Upland’s Customer Experience Management (CXM) solution suite. The acquisition adds approximately $11 million in annualized revenues and will be immediately accretive to Upland's Adjusted EBITDA per share.

“PostUp adds deep market expertise, sophisticated audience development solutions, and an established customer base in media and publishing to our CXM solution suite,” said Jack McDonald, chairman and CEO of Upland Software. “Moreover, the transaction is immediately accretive to Adjusted EBITDA per share and takes Upland to a $205 million annualized revenue run rate. As this transaction demonstrates, our acquisition pipeline is robust, and we are actively pursuing additional opportunities to build out our solution suites.”

PostUp’s sophisticated email and audience development solutions help companies in the media and publishing sector to develop and grow their audiences, drive deeper audience engagement, and monetize their communications channels by generating new advertising and subscription revenue streams.

“We are thrilled to welcome PostUp’s customers and team members to Upland,” said Jed Alpert, Upland’s Executive Vice President and General Manager of CXM Solutions. “PostUp’s market leading capabilities establish audience identity through email capture, browser push, and actionable insights from integration with Google Analytics data to create hyper-targeted audience segments. This powerful technology will benefit current Upland CXM customers, as well as add to our growing media and publishing verticals.”

The purchase price paid for PostUp was $35.0 million in cash at closing, net of cash acquired. Upland expects the acquisition to generate annual revenue of approximately $11.0 million, of which $10.8 million is recurring, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting, estimated as inconsequential for the remainder of 2019. The acquisition is within Upland's target price range of 5-8x pro forma Adjusted EBITDA and will generate at least $5.0 million in Adjusted EBITDA annually once fully integrated. For the remaining stub period of the quarter ending June 30, 2019, Upland expects PostUp to contribute approximately $2.1 million of total revenue and approximately $0.4 million of Adjusted EBITDA as Upland integrates PostUp into model. The acquisition will be immediately accretive to Upland's Adjusted EBITDA per share.

In conjunction with this acquisition, $30.0 million of new term debt was drawn and $10 million of revolver debt was drawn, taking Upland’s gross debt outstanding from $281.4 million to $321.4 million with debt, net of cash on hand, now at approximately $307 million at a maximum interest rate of LIBOR + 400 basis points (currently at approximately 6.5%).

Business Outlook
Upland today also announced that it has raised its full year 2019 guidance to reflect the PostUp acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in

2019 revenue guidance below is net of an inconsequential reduction for a deferred revenue discount as a result of GAAP purchase accounting and all guidance adjustments are prorated for an effective closing date of April 18, 2019.

For the full year ending December 31, 2019, Upland expects reported total revenue to be between $202.4 and $206.4 million, including subscription and support revenue between $189.2 and $192.4 million, for growth in recurring revenue of 39.7% at the mid-point over the year ended December 31, 2018. Adjusted EBITDA is expected to be between $73.7 and $76.1 million, representing growth of 41.0% at the mid-point over the year ended December 31, 2018. The transaction will be immediately accretive to Upland’s Adjusted EBITDA per share.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

About PostUp
PostUp is a leading provider of email and audience development technology and services to the publishing and media industries. With a proven services team, award-winning platform, and hand-picked partners, PostUp delivers personalized communications that drive engagement and increase revenues. To learn more, visit www.postup.com.

The CoSine Group acted as exclusive financial advisor to PostUp.

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

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Media Contact:
Christina Turner
1-833-UPLAND-1 (Press 4 for Media Relations)
media@uplandsoftware.com